SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2006

ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Aspen Insurance U.S. Services, Inc. Identification No.)

Maxwell Roberts Building
1 Church Street
Hamilton HM 11
Bermuda
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (441) 295-8201

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Item 5.02     Election of Directors; Compensatory Arrangements of Certain Officers

At a meeting of the Board of Directors (the ‘‘Board’’) of Aspen Insurance Holdings Limited (‘‘Aspen’’) on October 30, 2006, each of Stuart Sinclair, Aspen's President and Chief Operating Officer, John Cavoores and Glyn Jones were appointed to the Board. The attached press release, furnished as Exhibit 99.1 to this Current Report on Form 8-K, provides additional information. Including these appointments, Aspen now has 13 Directors on its Board. The Board has determined that Mr. Cavoores and Mr. Jones are independent directors pursuant to the NYSE Corporate Governance Standards applicable to U.S. domestic issuers.

Under Aspen's Bye-Laws, the appointments of Messrs. Sinclair, Cavoores and Jones will be subject to shareholder vote at Aspen's 2007 Annual General Meeting, at which Mr. Sinclair will be standing for election as a Class III Director for a three-year term, Mr. Cavoores will be standing for election as a Class I Director for the remaining year of the Class I Directors' three-year term, and Mr. Jones will be standing for election as a Class II Director for the remaining two years of the Class II Directors' three-year term. Mr. Cavoores will be a member of the Board’s Investment Committee and Risk Committee and Mr. Jones will be a member of the Board’s Compensation Committee and Investment Committee. As non-executive Directors, Messrs. Cavoores and Jones are entitled to receive the same fees and benefits as other Aspen non-executive Directors. As an executive Director, Mr. Sinclair will not receive any additional compensation for his services as an Aspen Director. For additional information, please see our Annual Report on Form 10-K for the year ended December 31, 2005 and our Current Report on Form 8-K filed August 10, 2006.

The Board also appointed Julian Cusack, Aspen's Chief Financial Officer and Chief Executive Officer of its Bermuda-based operating company, Aspen Insurance Limited (‘‘Aspen Bermuda’’), to the expanded role of Chairman of Aspen Bermuda. Mr. Cusack will remain the Chief Executive Officer of Aspen Bermuda and will continue to chair Aspen's Reserving Committee. Mr. Cusack will assume this new responsibility once his successor as Chief Financial Officer of Aspen is appointed and after a suitable hand-over period. A search is already under way. Until that time, Mr. Cusack will continue to serve as Aspen's Chief Financial Officer.

Once a successor for Mr. Cusack is in place, an amended and restated service agreement with Aspen will become effective, under which he will serve as Chairman and Chief Executive Officer of Aspen Bermuda, terminable upon 12 months’ notice by either party. The summary below is qualified by the actual terms of such agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K. The agreement provides that Mr. Cusack shall be paid an annual salary of $300,000, reviewed annually, and shall be eligible for a cash bonus of up to 60% of his salary. Mr. Cusack is also entitled to reimbursement of housing costs in Bermuda, up to a maximum of $144,000 per annum.

Mr. Cusack's new employment agreement also provides that if his employment is terminated without cause, or if Mr. Cusack resigns with good reason, he is entitled to (a) salary at his salary rate through the date in which his termination occurs; (b) the lesser of (x) the target annual incentive award for the year in which his termination occurs, and (y) the average of the annual incentive awards received by him in the prior three years (or, number of years employed if fewer), multiplied by a fraction, the numerator of which is the number of days that he was employed during the applicable year and the denominator of which is 365; (c) a severance payment of the sum of (x) his highest salary rate during the term of the agreement and (y) the average bonus under Aspen's annual incentive plan actually earned by him during the three years (or number of complete years employed, if fewer) immediately prior to the year of termination, and (d) the unpaid balance of all previously earned cash bonus and other incentive awards with respect to performance periods which have been completed, but which have not yet been paid, all of which amounts shall be payable in a lump sum in cash within 30 days after termination. In the event that Mr. Cusack is paid in lieu of notice under the agreement (including if Aspen exercises its right to enforce garden leave under the agreement) the severance payment will be inclusive of that payment. In the event Mr. Cusack terminates his employment for good reason or Aspen terminates his agreement without cause (other than by reason of death) within 12 months of Mr. Cusack becoming Chairman of Aspen Bermuda, then the entitlements described above will be multiplied by two. The remaining material terms of Mr. Cusacks's new employment agreement are the same as his existing employment agreement.

Section 7 — Regulation FD

Item 7.01    Regulation FD Disclosure

On November 2, 2006, Aspen issued a press release announcing the appointment of Stuart Sinclair, John Cavoores and Glyn Jones to its Board of Directors. Aspen also announced that Julian Cusack, its Chief Financial Officer, will assume the additional role of Chairman of Aspen Bermuda. Mr. Cusack will remain in his current role until his successor as Chief Financial Officer is appointed and after a suitable hand-over period.

The information furnished under Item 7.01 ‘‘Regulation FD Disclosure’’ shall not be deemed ‘‘filed’’ for purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the ‘‘Securities Act’’), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 9 — Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits

(d)	The following exhibit is filed as part of this report:

10.1	Amended and Restated Service Agreement between Julian Cusack and Aspen Insurance Holdings Limited.

The following exhibit is furnished as part of this report:

99.1    Press Release from Aspen Insurance Holdings Limited dated November 2, 2006.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K, including Exhibit 99.1, contains, and the Company may from time to time make other written or verbal, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve risks and uncertainties, including statements regarding our capital needs, business strategy, expectations and intentions. Statements that use the terms ‘‘believe’’, ‘‘do not believe’’, ‘‘anticipate’’, ‘‘expect’’, ‘‘plan’’, ‘‘estimate’’, ‘‘intend’’ and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and because our business is subject to numerous risks, uncertainties and other factors, our actual results could differ materially from those anticipated in the forward-looking statements. The risks, uncertainties and other factors set forth in the Company's 2005 Annual Report on Form 10-K filed with the Securities and Exchange Commission and other cautionary statements made in this Form 8-K, as well as the following factors, should be read and understood as being applicable to all related forward-looking statements wherever they appear in this Form 8-K.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the following:

•	the impact that our future operating results, capital position and rating agency and other considerations have on the execution of any capital management initiatives;

•	the impact of any capital management initiatives on our financial condition;

•	the impact of acts of terrorism and related legislation and acts of war;

•	the possibility of greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events such as Hurricanes Katrina, Rita and Wilma, than our underwriting, reserving, reinsurance purchasing or investment practices have anticipated;

•	evolving interpretive issues with respect to coverage as a result of Hurricanes Katrina, Rita and Wilma;

•	the level of inflation in repair costs due to limited availability of labor and materials after catastrophes;

•	the effectiveness of our loss limitation methods;

•	changes in the availability, cost or quality of reinsurance or retrocessional coverage;

•	the reliability of, and changes in assumptions to, catastrophe pricing, accumulation and estimated loss models;

•	loss of key personnel;

•	a decline in our operating subsidiaries’ ratings with Standard & Poor’s, A.M. Best Company (‘‘A.M. Best’’) or Moody’s Investors Service;

•	changes in general economic conditions, including inflation, foreign currency exchange rates, interest rates and other factors that could affect our investment portfolio;

•	increased competition on the basis of pricing, capacity, coverage terms or other factors;

•	decreased demand for our insurance or reinsurance products and cyclical downturn of the industry;

•	changes in governmental regulations or tax laws in jurisdictions where we conduct business;

•	Aspen Holdings or Aspen Bermuda becoming subject to income taxes in the United States or the United Kingdom;

•	the effect on insurance markets, business practices and relationships of ongoing litigation, investigations and regulatory activity by the New York State Attorney General’s office and other authorities concerning contingent commission arrangements with brokers and bid solicitation activities;

•	the total industry losses resulting from Hurricanes Katrina, Rita and Wilma, and the actual number of our insureds incurring losses from these storms; and

•	with respect to Hurricanes Katrina, Rita and Wilma, the Company’s reliance on loss reports received from cedants and loss adjustors, our reliance on industry loss estimates and those generated by modeling techniques, the impact of these storms on our reinsurers, changes in assumptions on flood damage exclusions as a result of prevailing lawsuits and case law, any changes in our reinsurers’ credit quality, the amount and timing of reinsurance recoverables and reimbursements actually received by us from our reinsurers and the overall level of competition, and the related demand and supply dynamics as contracts come up for renewal.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Form 8-K. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise or disclose any difference between our actual results and those reflected in such statements.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements you read in this Form 8-K reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by the points made above. You should specifically consider the factors identified in this Form 8-K which could cause actual results to differ before making an investment decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED
(Registrant)
Dated: November 3, 2006	By:	/s/ Christopher O'Kane
Name: Christopher O'Kane
Title: Chief Executive Officer